ATLANTIS BUSINESS DEVELOPMENT COMPANY, INC.

2004 Employee Stock Incentive Plan

1. Definitions: As used herein, the following definitions shall apply:

(a) "Board of Directors" shall mean the Board of Directors of the Corporation.

(b) "Committee" shall mean the Compensation Committee designated by the Board of Directors of the Corporation, or such other committee as shall be specified by the Board of Directors to perform the functions and duties of the Committee under the Plan; provided, however, that, the Committee shall comply with the requirements of (i) Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

(c) "Corporation" shall mean Atlantis Business Development Company, Inc., a Delaware corporation, or any successor thereof.

(d) "Discretion" shall mean in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat an employee or consultant in a manner consistent with the treatment afforded other employees or consultants with respect to the Plan.

(e) "Employees" shall collectively mean any officer, director or other employee of the Corporation.

(f) "Incentive Award" shall mean an award of stock for which the right to receive such stock will be determined based on incentives or other events as set forth by the Committee.

(g) "Participant" shall mean any individual designated by the Committee under Paragraph 6 for participation in the Plan.

(h) "Plan" shall mean this Atlantis Business Development, Inc. 2004 Stock Incentive Plan For Employees.

(i) "Stock Award" shall mean a grant of Common Stock of the Corporation which is subject to forfeiture, restrictions against transfer, and such other terms and conditions determined by the Committee.

2. Purpose of Plan: The purpose of the Plan is to provide Employees of the Corporation with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation, to join the interests of employees with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining employees of exceptional ability.

3. Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted a Stock Award or Incentive Award, the amount of stock granted to each such person, and the terms and conditions of any Stock Award or Incentive Award. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Corporation, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. Indemnification of Committee Members: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Stock Award or Incentive Award granted hereunder to the full extent permitted by applicable law or provided for under the Corporation's Articles of Incorporation or Bylaws with respect to indemnification of directors of the Corporation.

5. Maximum Number of Shares Subject to Plan: The maximum number of shares with respect to which Stock Awards or Incentive Awards may be granted under the Plan shall be 4,000,000 shares in the aggregate of Common Stock of the Corporation. The number of shares with respect to which a Stock Award or Incentive Award is granted shall be charged against the aggregate number of shares remaining available under the Plan. If a Stock Award or Incentive Award has terms which expire or terminate for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of stock are forfeited, the number of shares with respect to which the Stock Award or Incentive Award which was not exercised at the time of its expiration or termination, and the number of forfeited shares of stock, shall again become available for the grant of stock award under the Plan, unless the Plan shall have been terminated.

The number of shares subject to each outstanding Stock Award or Incentive Award shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock award.

6. Participants: The Committee shall determine and designate from time to time, in its Discretion, those employees of the Corporation to receive a Stock Award or Incentive Award, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation.

7. Written Agreement: Each Stock Award or Incentive Award shall be evidenced by a written agreement (each a "Corporation-Participant Agreement") containing such provisions as may be approved by the Committee. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Corporation- Participant Agreement may include such additional provisions and restrictions determined by the Committee, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

8. Allotment of Shares: The Committee shall determine and fix, in its Discretion, the number of shares of Common Stock with respect to which a Participant may be granted a Stock Award or Incentive Award; provided, however, that no Incentive Award may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the Award is granted, of underlying stock with respect to which stock to be receive in an Incentive Award are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) exceeding $2,000,000.

9. Stock Price: Subject to the rules set forth in this Paragraph 9, at the time any Stock Award is granted, the Committee, in its Discretion, shall establish the price per share. With respect to an Incentive Award, such stock price shall not be less than 100% of the fair market value of the stock on the date on which such Award is granted. Fair market value of a share shall be determined by the Committee and, if the Sock of the Corporation is publicly traded, may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date, or if there are no sales on such date, on the next following day on which there are sales.

10. Non-transferability of Stock Awards and Incentive Awards: No Stock Award or Incentive Award granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and Incentive Awards shall be exercisable, during the lifetime of the Participant, only by the Participant. If the shares of stock awarded have been registered, this paragraph shall not restrict the transfer of any such stock after issuance.

11. Term of Incentive Awards: If not sooner terminated, each Incentive Award granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Award or a related Stock Award granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such rights to stock under an Incentive Award shall expire not more than five (5) years after the date of granting thereof.

12. Continuation of Employment: The Committee may require, in its Discretion, that any Participant under the Plan to whom an Incentive Award shall be granted shall agree in writing as a condition of the granting of such Incentive Award to remain in the employ or to remain as a consultant of the Corporation for a designed minimum period from the date of the granting of such Incentive Award as shall be fixed by the Committee.

13. Termination of Employment: If the employment of a Participant by the Corporation shall terminate, the Committee may, in its Discretion, permit the exercise of Incentive Award rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Award if termination of employment is not due to death or permanent disability of the Participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Award if termination of employment is due to the death or permanent disability of the Participant. In no event, however, shall an Incentive Award be exercisable subsequent to its expiration date and, furthermore, unless the Committee in its Discretion determine otherwise, an Incentive Award may only be exercised after termination of a Participant's employment to the extent exercisable on the date of termination of employment or to the extent exercisable as a result of the reason for termination of employment.

14. Restricted Stock Awards: Subject to the terms of the Plan, the Committee may, but is not required to award shares of restricted stock to Participants. All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than one and no greater than five years. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

(b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares.

(c) If a Participant ceases to be an employee of the Corporation for any reason (voluntary or involuntary, and with or without cause) other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation. In the event such employment is terminated by action of the Corporation without cause or by agreement between the Corporation and the Participant, however, the Committee may, in its Discretion, release some or all of the shares from the restrictions. Any restrictions on the stock imposed by the Securities Act of 1933 or any state securities laws will not be effected by any such release.

(d) If a Participant ceases to be an employee of the Corporation by reason of death or permanent disability, the restrictions imposed by Paragraph 18(b) shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Committee.

Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

If the Committee in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of restricted common stock hereunder (whether by reason of a Stock Award or Incentive Award) and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his or her ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

15. Rights to Continued Employment: Nothing contained in the Plan or in any Stock Award or Incentive Award granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation nor interfere in any way with the right of the Corporation to terminate such person's employment at any time.

16. Effectiveness of Plan: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors. Stock Awards may be granted or awarded prior to shareholder approval of the Plan, but each such Stock Award or Incentive Award shall be subject to shareholder approval of the Plan. No stock may be issued or Incentive Award right exercised prior to shareholder approval, and any stock awarded is subject to forfeiture if such shareholder approval is not obtained.

17. Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any Stock Award or Incentive Award outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall (i) without approval or ratification of the shareholders of the Corporation (A) increase the maximum number of shares in the aggregate which are subject to the Plan (subject, however, to the provisions of Paragraph 5), (B) increase the maximum number of shares for which any Participant may be granted stock under the Plan (except as contemplated by Paragraph 5), (C) change the class of persons eligible to be Participants under the Plan, or (D) materially increase the benefits accruing to Participants under the Plan, or (ii) without the consent of the holder thereof, change, alter or impair any Stock Award or Incentive Award which shall have been previously granted or awarded under the Plan.